Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES INC.

We hereby consent to (i) the use of our opinion letter dated May 5, 2009 to the Board of Directors of Vignette Corporation (the “Company”) included in Appendix C to the Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4/A and relating to the proposed merger of the Company and Open Text Corporation, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.

By:	/s/ William Thiessen
Name: William Thiessen Title: Managing Director

June 17, 2009